                             LIMITED POWER OF ATTORNEY

      Know all by these present, that the undersigned hereby constitutes and appoints Spencer Young and Asad Salahuddin (each, an "Attorney-in-fact") at Paul
Hastings LLP, or any of them acting singly and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

         1.     submit to the Securities and Exchange Commission (the "SEC") a
Form ID Application Acknowledgement on the Electronic Data Gathering, Analysis,
and Retrieval system ("EDGAR") of the SEC, including any amendments thereto, and any other documents necessary or appropriate to obtain EDGAR codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Sections 13(d), 13(g) or Section 16(a) of the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), or any other rule or regulation of the SEC.

       2.     execute for and on behalf of the undersigned, in the undersigned's capacity as a beneficial owner, director and/or officer, as applicable, of
Samsung Display Co., Ltd. (the "Company"), (a) Schedules 13D and 13G (and any
amendments thereto) in accordance with Sections 13(d) and 13(g) of the Exchange
Act and the rules promulgated thereunder, (b) Forms 3, 4, and 5 (and any amendments thereto) in accordance with Section 16(a) of the Exchange Act and the rules thereunder, and (c) any other forms or reports the Company may be required to file in connection with the Company's ownership of equity interests in
Corning Incorporated;

       3.     do and perform any and all acts for and on behalf of the
undersigned and the Company which may be necessary or desirable to complete and execute any such Schedule 13D, Schedule 13G, Form 3, 4, or 5, or other form or report (or any amendment thereto), and timely file such schedule, form or report with the SEC and any stock exchange or similar authority; and

       4.     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-fact may approve in such Attorney-in-fact's discretion.

      The undersigned hereby grants to the Attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-fact, or such Attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the Attorney-in-fact, in serving in such capacity at the request of such undersigned, is not assuming any of such undersigned's responsibilities to comply with Section 13 and Section 16 of the
Exchange Act.

      This Power of Attorney with respect to the undersigned shall remain in full force and effect until the earlier of (a) the Company is no longer required to file Schedules 13D and 13G and Forms 3, 4, and 5 with respect to its beneficial ownership of equity interests in Corning Incorporated, (b)
January 31, 2022, or (c) with respect to the Attorney-in-fact, such Power of
Attorney is revoked by the undersigned in a signed writing delivered to such
Attorney-in-fact.

      IN WITNESS WHEREOF, the undersigned has executed this Limited Power of
Attorney as of this 31st day of January, 2021.

                                             Signed and acknowledged:

                                             Samsung Display Co., Ltd.

                                             By: /s/Youngjae Lim
                                                 ----------------------------

                                             Name:  Youngjae Lim
                                                    --------------------------

                                             Title: Authorized Signatory
                                                    --------------------------

                     [Signature Page to Limited Power of Attorney]